UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): May 1, 2019 (December 21, 2017)

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 25, 2019, Wheeler REIT, L.P., a Virginia limited partnership (the “Operating Partnership”), of which Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), is the sole general partner, entered into a First Amendment (the “First Amendment”), to the Amended and Restated Credit Agreement, dated December 21, 2017 (the “Loan Agreement”) with KeyBank National Association (“KeyBank”). The First Amendment includes the following provisions and/or amendments:

i) no further loans will be advanced or letters of credit issued under the Loan Agreement and all principal payments made shall simultaneously reduce the commitments under the Loan Agreement on a pro rata basis by the amount of such principal payment;

ii) the Company will and has paid down One Million Dollars ($1,000,000) in conjunction with this First Amendment;

iii) commencing on May 1, 2019, the Company shall pay in addition to all other required payments due under the Loan Agreement, monthly principal payments in the amount of Two Hundred Fifty Thousand Dollars ($250,000) until the Loans (as defined under the Loan Agreement) are repaid in full;

iv) the Company shall pay to KeyBank, to be applied in reduction of the outstanding Loan Exposure (as defined in the Loan Agreement), the net proceeds of all capital events by the Operating Partnership, Company or any of their Subsidiaries (as defined in the Loan Agreement) including, without limitation, all asset sales, refinancings and financings (secured, unsecured or otherwise), recapitalizations, equity issuances and other similar capital transactions (in each instance to the extent permitted under the Loan Agreement) consummated by the Company, the Operating Partnership or any of their Subsidiaries with such which net proceeds being defined as the gross proceeds of such transaction less payment of all usual and customary closing costs incurred in closing such transactions and the repayment of any Indebtedness (as defined in the Loan Agreement) (if any) securing the subject asset(s) and, as to recapitalizations and equity issuances, after redemption or retirement of any Equity Interests (as defined under the Loan Agreement) being simultaneously redeemed or retired. All such payments shall be due within one (1) business day of receipt of such proceeds by the Company, the Operating Partnership or any of their Subsidiaries;

v) on or before July 31, 2019, the outstanding principal balance of the Loan Agreement shall be reduced to an amount no greater than Twenty-Seven Million Dollars ($27,000,000);

vi) on or prior to September 30, 2019, the outstanding principal balance of the Loan Exposure (as defined under the Loan Agreement) under the Loan Agreement shall be reduced to the lesser of (a) Seven Million Five Hundred Thousand Dollars ($7,500,000) or (b) a principal amount such that the debt yield would be equal to twelve (12) percent;

vii) the extension option provided under Section 3.6 of the Loan Agreement remains available to the Operating Partnership, so long as the Operating Partnership has strictly complied with all terms of the First Amendment;

viii) Notwithstanding any provision of the Loan Agreement, including, without limitation, Section 5.4 of the Loan Agreement, any release of the Collateral Property (as defined under the Loan Agreement) under the Loan Agreement, shall be subject to approval and satisfaction of terms imposed by KeyBank in its sole discretion; notwithstanding the foregoing, provided no Default (as defined under the Loan Agreement) or Event of Default (as defined in the Loan Agreement) is in existence, the Collateral Property owned by WHLR-LABURNUM SQUARE, LLC upon receipt of a principal payment equal to the greater of Seven Million Five Hundred and Fifty Thousand Dollars ($7,550,000) or the net proceeds (after payment of usual and customary closing costs) from the refinancing of such Collateral Property, and WHLR-VILLAGE OF MARTINSVILLE, LLC upon receipt of a principal payment equal to the greater of Fifteen Million Four Hundred Thousand Dollars ($15,400,000) or the net proceeds (after payment of usual and customary closing costs) from the refinancing of such Collateral property, are released from the Loan Agreement;

ix) the term Borrowing Base Availability (as defined under the Loan Agreement) shall be deleted and of no further force and effect;

x) the definition of Applicable Margin (as defined in the Loan Agreement) is amended inserting the following new sentence as the end of the prior definition:

Notwithstanding the foregoing, in the event the outstanding Loan Exposure shall exceed Eleven Million Dollars and No/100 Dollars ($11,000,000) at any time after August 31, 2019, the Applicable Margin shall thereafter at all times be equal to (a) 3.50% for LIBOR Rate Loans, and (b) 2.50 % for Base Rate Loans;

xi) Section 9.7 of Loan Agreement is deleted in its entirety and replaced with the following:

9.7 Interest Coverage. The ratio of Adjusted Net Operating Income to interest paid and payable under this First Amendment to the Amended and Restated Credit Agreement for the prior two quarters shall not be less than 1.30 to 1.0 at any date of determination, in each instance adjusted for, in a manner reasonably acceptable to Keybank, (a) the release of any Collateral Properties and the corresponding repayment of Loans in connection therewith, and (b) full Adjusted Net Operating Income from new tenants in place, operating and paying rent for a period of less than the full prior two quarter period; and

xii) any Event of Default existing under the Loan Agreement as a result of the failure of the Operating Partnership to reduce the Overadvance (as defined under the Loan Agreement) to Zero Dollars ($0) by March 31, 2019 is waived.

The foregoing description of the terms of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K/A is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statement of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

10.1	First Amendment to Amended and Restated Credit Agreement.

EXHIBIT INDEX

Number	Description of Exhibit
10.1	First Amendment to Amended and Restated Credit Agreement.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ David Kelly
David Kelly
President and Chief Executive Officer
Dated: May 1, 2019